CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Form SB-2 of IPtimize Inc. of our report dated June 28, 2006, on the financial statements of IPtimize Inc. as of December 31, 2005 and for the years ended December 31, 2005 and 2004 and the reference to our firm as experts in the registration statement.

/s/ Stark Winter Schenkein & Co., LLP

October 17, 2006
Denver, Colorado